                                                                      EXHIBIT 99

(UNITED BANCORP, INC. LOGO)

P. O. BOX 10 - MARTINS FERRY, OHIO 43935 - Phone: 740/633-BANK
Fax:740/633-1448

We are United to Better Serve You

PRESS RELEASE

UNITED BANCORP, INC.
201 South 4th at Hickory Street, Martins Ferry, OH 43935

Contact: James W. Everson               Randall M. Greenwood
         Chairman, President and CEO    Senior Vice President, CFO and Treasurer
Phone:   (740) 633-0445 Ext. 120        (740) 633-0445 Ext. 181
         ceo@unitedbancorp.com          cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE: 10:00 AM October 27, 2006

SUBJECT: UNITED BANCORP, INC. REPORTS EARNINGS PER SHARE OF $0.10 FOR THE THREE
         MONTHS ENDED SEPTEMBER 30, 2006 AND $0.33 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

MARTINS FERRY, OHIO --- United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported earnings of $403,000 for the three months ended September 30, 2006 compared to $828,000 for the three months ended September 30, 2005. On a per share basis, basic earnings were $0.10 for the three months ended September 30, 2006 compared to $0.20 for the three months ended September 30, 2005. Year to date earnings for the nine months ended September 30, were $0.33 per share in 2006 compared to $0.60 in 2005. UBCP Chairman, President and CEO James W. Everson stated "we are not pleased with our earnings for the third quarter, particularly with respect to continued write downs at our Community Bank affiliate that have dampened other earnings improvement initiatives of the Company. During the third quarter, our Community Bank affiliate recorded an additional $550,000 of loan loss provision and charged another $67,000 to expense to write-down certain other real estate owned ("OREO") properties to their estimated market value. These two additional expense items reduced the Company's earnings by approximately $0.08 per share after tax for the third quarter.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer, of UBCP stated "The Company's nine months earnings in 2006 generated an annualized 0.45% return on assets ("ROA") and a 5.87% return on equity ("ROE"). The Company's earnings for the nine months ended September 30, 2006 were negatively impacted by the provision and charge-offs, as well as by continued pressure on the Company's net interest margin which is a current industry challenge. Without the additional expense items, ROA would have been 0.71% and ROE of 9.34% for the nine months ended September 30, 2006. The net interest margin of the Company continued to decrease during the first nine months of 2006; however, the growth of the loan portfolio of approximately $2.5 million, and an increase in the Company's investment portfolio of $10.7 million did help offset the margin compression. We also continued to see strong deposit growth of approximately $30.4 million, or 9.9%, for the nine months ended September 30, 2006."

James W. Everson, Chairman, President & CEO stated, "We are very disappointed with the events that required an additional $550,000 of additional loan loss provision and $67,000 write-down to OREO properties at our Community Bank affiliate during the third quarter. We will continue to focus on improving our earnings at our Community Bank affiliate and will begin taking immediate actions to improve the earnings of the Company. As with much of the financial services industry in general, both of our affiliate banks have experienced compression of net interest margin due to the current flat interest rate environment and the competitive markets in which we operate. We are pleased to report our Citizens Bank affiliate continues to perform in the top quadrant of its peer group, which is helping to sustain our reported earnings." Everson concluded by stating, "We are cautiously optimistic regarding our 4th quarter earnings as we see a more normalized earnings stream as we move forward."

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio and is a multi-bank holding company with total assets of approximately $425.3 million and total shareholder's equity of approximately $32.4 million as of June 30, 2006. Affiliates of UBCP include The Citizens Savings Bank and The Community Bank with seventeen banking offices, and an Operations Center located in Ohio serving Athens, Belmont, Carroll, Fairfield, Harrison, Hocking, Jefferson and Tuscarawas Counties. The Company trades on The NASDAQ Capital Market tier of the Nasdaq Stock Market under the symbol UBCP, Cusip #909911109.

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                     UNITED BANCORP, INC. MARTINS FERRY, OH
                                  Symbol "UBCP"

                                            FOR THE THREE MONTHS
                                            ENDED SEPTEMBER 30,
                                          -----------------------      %
                                             2006         2005       CHANGE
                                          ----------   ----------   -------
EARNINGS
   Total interest income                  $    6,552   $    5,658     15.80%
   Total interest expense                      3,385        2,404     40.81%
                                          ----------   ----------
   Net interest income                         3,167        3,254     -2.67%
   Provision for loan losses                     652           68    858.82%
   Service charges on deposit accounts           350          343      2.04%
   Net realized (losses)/gains of sales
      on securities                               --          (19)  -100.00%
   Net realized gains on sale of loans             4            4      0.00%
   Other noninterest income                      345          246     40.24%
   Total noninterest income                      699          574     21.78%
   Total noninterest expense                   2,773        2,664      4.09%
   Income tax expense                             38          268    -85.82%
                                          ----------   ----------
   Net income                                    403          828    -51.33%

PER SHARE
   Earnings per common share - Basic      $     0.10   $     0.20    -50.00%
   Earnings per common share - Diluted          0.10         0.20    -50.00%
   Cash Dividends paid                          0.13         0.12      8.33%

SHARES OUTSTANDING
   Average - Basic                         4,160,687    4,243,151        --
   Average - Diluted                       4,160,834    4,243,694        --

                                            FOR THE NINE MONTHS
                                            ENDED SEPTEMBER 30,
                                          -----------------------      %
                                             2006         2005       CHANGE
                                          ----------   ----------   -------
EARNINGS
   Total interest income                  $   18,856   $   16,326     15.50%
   Total interest expense                      9,371        6,539     43.31%
                                          ----------   ----------
   Net interest income                         9,485        9,787     -3.09%
   Provision for loan losses                   1,056          328    221.95%
   Service charges on deposit accounts         1,024          972      5.35%
   Net realized losses of sales on
      securities                                (350)         (25)  1300.00%
   Net realized gains on sale of loans            14           16    -12.50%
   Other noninterest income                      903          766     17.89%
   Total noninterest income                    1,591        1,729     -7.98%
   Total noninterest expense                   8,503        7,924      7.31%
   Income tax expense                            125          735    -82.99%
                                          ----------   ----------
   Net income                             $    1,392   $    2,529    -44.96%

PER SHARE
   Earnings per common share - Basic      $     0.33   $     0.60    -45.00%
   Earnings per common share - Diluted          0.33         0.60    -45.00%
   Cash Dividends paid                          0.39         0.36      8.33%
   Book value (end of period)                   7.85         8.06     -2.60%

SHARES OUTSTANDING
   Average - Basic                         4,172,491    4,227,686        --
   Average - Diluted                       4,172,994    4,228,931        --

AT QUARTER END
   Total assets                           $  425,346   $  405,694      4.84%
   Total assets (average)                    416,269      401,049      3.80%
   Other real estate and repossessions           274        1,140    -75.96%
   Gross loans                               237,066      230,588      2.81%
   Allowance for loan losses                   3,474        2,942     18.08%
   Net loans                                 233,592      227,646      2.61%
   Net loans charged off                         487          381     27.82%
   Non-performing loans                        1,299          974     33.37%
   Average loans                             234,210      222,686      5.17%
   Total deposits                            337,302      306,915      9.90%
   Securities and other restricted stock     157,207      148,250      6.04%
   Shareholders' equity                       32,408       33,904     -4.41%
   Shareholders' equity (average)             31,606       32,720     -3.40%

STOCK DATA
   Market value - last close (end of
      period)                             $    10.94   $    11.32     -3.34%
   Dividend payout ratio                      118.18%       60.00%    96.97%
   Price earnings ratio                        17.93x       12.86x    39.44%

KEY PERFORMANCE RATIOS
   Return on average assets (ROA)               0.45%        0.84%   -46.92%
   Return on average equity (ROE)               5.87%       10.31%   -43.04%
   Net interest margin (FTE)                    3.40%        3.69%    -7.86%
   Interest expense to average assets           3.00%        2.17%     8.49%
   Total allowance loan losses
      to nonperforming loans                  267.44%      302.05%   -11.46%
   Total allowance loan losses
      to total loans                            1.47%        1.28%    14.86%
   Nonperforming loans to total loans           0.55%        0.42%    29.72%
   Nonperforming assets to total assets         0.37%        0.52%   -29.03%